Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal 2016 Financial Results

Second Quarter Revenue up 79.3% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

Sept. 1, 2015 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its second fiscal quarter ended July 31, 2015.

•	Revenue for the second quarter of fiscal 2016 was $84.2 million, up 79.3% from $47.0 million in the same period in fiscal 2015. For the six months ended July 31, 2015, revenue was $155.2 million, up 76.6% from $87.9 million for the six months ended July 31, 2014.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2016 was 65.1%, compared with 65.0% for the same period in fiscal 2015. For the six months ended July 31, 2015, GAAP gross margin was 64.9%, compared with 63.9% for the six months ended July 31, 2014.

•	GAAP net income for the second quarter of fiscal 2016 was $23.1 million, or $0.68 per diluted ordinary share, compared with GAAP net income of $9.3 million, or $0.29 per diluted ordinary share, for the same period in fiscal 2015. GAAP net income for the six months ended July 31, 2015 was $42.0 million, or $1.25 per diluted ordinary share. This compares with GAAP net income of $14.6 million, or $0.46 per diluted ordinary share, for the six months ended July 31, 2014.

Financial results on a non-GAAP basis for the second fiscal quarter ended July 31, 2015 are as follows:

•	Gross margin on a non-GAAP basis for the second quarter of fiscal 2016 was 65.3%, compared with 65.1% for the same period in fiscal 2015. For the six months ended July 31, 2015, non-GAAP gross margin was 65.1%, compared with 64.0% for the six months ended July 31, 2014.

•	Non-GAAP net income for the second quarter of fiscal 2016 was $29.7 million, or $0.88 per diluted ordinary share. This compares with non-GAAP net income of $11.9 million, or $0.37 per diluted ordinary share, for the same period in fiscal 2015. Non-GAAP net income for the six months ended July 31, 2015 was $53.4 million, or $1.58 per diluted ordinary share. This compares with non-GAAP net income of $19.8 million, or $0.62 per diluted ordinary share, for the six months ended July 31, 2014.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation, adjusted for the associated tax impact, and for the second quarter of fiscal 2016 also excludes certain costs associated with the acquisition of VisLab S.r.l. in June 2015. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the second fiscal quarter of 2016 was $239.8 million, compared with $166.5 million at the end of the same quarter a year ago.

“We enjoyed a very strong second quarter, with a year-over-year revenue increase of 79.3 percent,” said Fermi Wang, president and CEO of Ambarella. “Revenue from our existing wearable, IP security and automotive video recorder camera markets grew significantly in the quarter, and we saw solid growth from drones or flying cameras. We also closed on the purchase of VisLab S.r.l., which adds a strong development team as well as advanced intellectual property in computer vision technology. We look forward to continued success, as Ambarella enables the next generation of intelligent HD and Ultra HD cameras.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss the second quarter results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2014 Award for “Most Respected Emerging Public Semiconductor Company.”

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to our ability to develop products and the ability of our technology and product features to successfully gain market acceptance and HD and Ultra HD camera design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2015 fiscal year and Form 10-Q for the quarter ended April 30, 2015, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the second fiscal quarter ended July 31, 2015 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenue	$84,193	$46,968	$155,206	$87,889

Cost of revenue	29,345	16,432	54,440	31,757

Gross profit	54,848	30,536	100,766	56,132

Operating expenses:
Research and development	20,840	13,497	37,423	26,411
Selling, general and administrative	9,087	6,875	18,097	13,630

Total operating expenses	29,927	20,372	55,520	40,041

Income from operations	24,921	10,164	45,246	16,091

Other income	127	39	154	88

Income before income taxes	25,048	10,203	45,400	16,179

Provision for income taxes	1,951	893	3,449	1,609

Net income	$23,097	$9,310	$41,951	$14,570

Net income per share attributable to ordinary shareholders:
Basic	$0.73	$0.32	$1.34	$0.50

Diluted	$0.68	$0.29	$1.25	$0.46

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	31,515,446	29,421,200	31,307,236	29,198,511

Diluted	33,904,222	31,899,501	33,688,239	31,831,489

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$127	$58	$251	$117
Research and development	3,671	1,629	6,765	3,219
Selling, general and administrative	2,323	1,262	4,587	2,487

Total stock-based compensation	$6,121	$2,949	$11,603	$5,823

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
	(unaudited)
GAAP net income	$23,097	$9,310	$41,951	$14,570
Two-class method - allocation to participating securities	—	(2)	—	(4)
Treasury stock method - additional allocation to ordinary shares	—	—	—	—

GAAP net income - diluted	$23,097	$9,308	$41,951	$14,566

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	5,371	2,631	10,178	5,207
Acquisition cost	1,229	—	1,229	—
Two-class method - additional allocation to participating securities	—	—	—	(2)
Treasury stock method - additional allocation to ordinary shares	—	—	—	1

Non-GAAP net income - diluted	$29,697	$11,939	$53,358	$19,772

GAAP - diluted weighted average shares	33,904,222	31,899,501	33,688,239	31,831,489
Non-GAAP - diluted weighted average shares	33,904,222	31,899,501	33,688,239	31,831,489
GAAP - diluted net income per share	$0.68	$0.29	$1.25	$0.46
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.16	0.08	0.30	0.16
Acquisition cost	0.04	—	0.03	—
Non-GAAP adjustment to two-class method diluted net income	—	—	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	—
Non-GAAP - diluted net income per share	$0.88	$0.37	$1.58	$0.62

The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $127,000 and $58,000 for the three months ended July 31, 2015 and 2014, respectively. The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $251,000 and $117,000 for the six months ended July 31, 2015 and 2014, respectively. The difference was due to the effect of stock-based compensation and the associated tax impact.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$199,577	$170,291
Marketable securities	40,177	37,703
Accounts receivable, net	42,137	40,180
Inventories	27,773	21,693
Restricted cash	8	8
Deferred tax assets, current	2,019	1,990
Prepaid expenses and other current assets	2,228	3,506

Total current assets	313,919	275,371

Property and equipment, net	2,891	3,075
Deferred tax assets, non-current	4,130	3,936
Intangible assets, net	4,107	—
Goodwill	26,601	—
Other assets	2,029	1,902

Total assets	$353,677	$284,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	20,314	21,036
Accrued liabilities	24,303	18,699
Income taxes payable	2,939	748
Deferred tax liabilities, current	72	92
Deferred revenue, current	7,078	4,907

Total current liabilities	54,706	45,482

Deferred revenue, non-current	94	198
Other long-term liabilities	2,704	1,393

Total liabilities	57,504	47,073

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	14	14
Additional paid-in capital	157,598	140,564
Accumulated other comprehensive loss	(24)	(1)
Retained earnings	138,585	96,634

Total shareholders’ equity	296,173	237,211

Total liabilities and shareholders’ equity	$353,677	$284,284